Home Bancorp Completes Acquisition Of Britton & Koontz Capital Corporation

LAFAYETTE, La., Feb. 14, 2014 /PRNewswire/ -- Home Bancorp, Inc. (NASDAQ: HBCP), the holding company of the 105-year-old Home Bank (www.home24bank.com) announced the completion of its acquisition of Britton & Koontz Capital Corporation (OTCQB: BKBK) ("Britton & Koontz"), the holding company of the 147-year-old Britton & Koontz Bank, N.A. ("Britton & Koontz Bank"). The combined company has total assets of approximately $1.2 billion, $870 million in loans and $960 million in deposits.

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"Since the announcement of the merger in November," said John W. Bordelon, President and Chief Executive Officer of Home Bancorp and Home Bank, "teams from both institutions have done a tremendous job working together to ensure this transaction is a win-win for our shareholders, our customers and the communities we serve."

"As we've gotten to know Home Bank's leadership and culture over the past months," stated W. Page Ogden, President and Chief Executive Officer of Britton & Koontz, "we enter this new era of banking certain we've partnered with people who share the values of our customers and colleagues."

Britton & Koontz's Deanna Bowser has been named Home Bank's Market President for Mississippi.

Home Bank plans to convert the branch and operating systems of the former Britton & Koontz Bank locations to those of Home Bank in March 2014. Home Bancorp anticipates the transaction will be accretive to earnings per share in the first full year of combined operations and accretive to tangible book value per share within two years of closing. Following the merger, Home Bank's capital position is expected to remain one of the strongest in the industry with leverage and total risk-based capital ratios above 11% and 16%, respectively. No additional capital was needed to complete the transaction.

Shareholders of Britton & Koontz will receive $16.14 per share in cash, resulting in an aggregate deal value of $34.5 million.

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the anticipated benefits from the transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp's Annual Reports on Form 10-K and other reports describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp's reports are available in the Investor Relations section of its website, www.home24bank.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960